Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 4 to the Registration Statement (Form S-8 No. 2-72410) pertaining to the UST Inc. Employees’ Savings Plan, the Registration Statement (Form S-8 No. 333-36844) pertaining to the 1992 Stock Option Plan, Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-60698) pertaining to the 2001 Stock Option Plan, the Registration Statement (Form S-8 No. 33-59229) pertaining to the Nonemployee Directors’ Stock Option Plan, the Registration Statement (Form S-4 No. 333-101036) pertaining to the registration of senior notes due July 15, 2012, and the Registration Statement (Form S-4 No. 333-85285) pertaining to the registration of senior notes due June 1, 2009, of our reports dated February 21, 2008 with respect to the consolidated financial statements and schedule of UST Inc. and the effectiveness of internal control over financial reporting of UST Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ ERNST & YOUNG LLP

Stamford, Connecticut
February 21, 2008

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